EXHIBIT 10.63

 SALE OF GOODWILL AGREEMENT

AGREEMENT (the “Agreement”) dated as of January 31, 2014 (the “Execution Date”)by and between Donald R. Kendall, Jr., an individual with an address at 711 Louisiana, Suite 1750, Pennzoil Building, South Tower, Houston, Texas 77002 (referred to as “Seller”) and Blue Earth, Inc. a Nevada corporation with a principal place of business located at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052 (referred to herein as “Blue Earth” or “Purchaser”).

WHEREAS, simultaneously with the execution of this Agreement, Seller has sold a 100% interest in Kenmont Solutions Capital GP, LLC (the “Company”) to Blue Earth pursuant to an Equity Exchange Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Seller is an indispensable part of the Company’s relationship with Purchaser;

WHEREAS, there has never been nor is there currently a written employment agreement, restrictive covenant, non-competition agreement or any other similar agreement between the Seller and the Company restricting Seller’s activities, and the Company would not enter into this Agreement unless Seller agreed to the non-competition and other restrictive covenants set forth in the employment agreement between Seller and the Company dated as of the date hereof;

WHEREAS, the Seller desires to sell Seller’s Goodwill to the Purchaser in consideration of the payment of the Purchase Price (as hereinafter defined) and in consideration of the terms and subject to the conditions set forth herein;

WHEREAS, Purchaser desires to purchase and secure the Seller’s Goodwill pursuant to the terms and subject to the conditions set forth herein;

WHEREAS, in connection with selling and transferring Seller’s Goodwill to the Purchaser, the parties have also agreed to enter into an employment agreement of even date herewith, that provides, among other things, that the Seller will help transition the Seller’s Goodwill to the Purchaser in an efficient and productive manner beneficial to Purchaser and Seller will not compete against Purchaser; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for valuable consideration, the receipt of which is hereby acknowledged by the Seller and the Purchaser, the parties hereby agree as follows:

1.

Sale of Seller’s Goodwill.  Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of Seller’s Goodwill, free from all liabilities and encumbrances and Seller, in particular, agrees to (i) permit the Purchaser to use his name and contacts at the Company (ii) transfer to Purchaser certain documents he owns and controls related to certain prior relationships, (iii) recommend the Purchaser to contacts in the energy efficiency and clean tech industry, and (iv) enter into the employment agreement (the “Employment Agreement”) of even date herewith.

2.

Purchase Price.  The purchase price (the “Purchase Price”) for the Seller’s Goodwill is 1,725,000 shares of Restricted Common Stock of Blue Earth, and in consideration for the non-competition and other restrictions in the employment agreement options to purchase 200,000 shares of common stock of Blue Earth at an exercise price of $2.00 per share, equal to the fair market value of Blue Earth Common Stock when the business terms, including the Purchase Price, was reached between the parties.

3.

Method of Payment.  The Purchase Price shall be paid by the Purchaser as follows:

(a)

1,725,000 shares of restricted Common Stock shall be delivered to Seller upon the completion of this Agreement (the “Closing”) subject to a lock-up/leak-out agreement, in the form attached hereto as Exhibit A; and

(b)

execution of a non-qualified stock option agreement dated the Closing Date to purchase 200,000 shares of common stock at an exercise price of $2.00 per share in the form attached hereto as Exhibit B.

4.

Representations by Seller.  Seller makes the following representations and warranties to Purchaser as of the Execution Date, as well as those representations and warranties set forth in the Representation Letter and Agreement executed on this date, all of which shall survive the Execution Date:

(a)

Title.  Seller is the owner of and has good and marketable title to the Seller’s Goodwill, free of all debts, liens, security interests and encumbrances.

(b)

Due Execution.  This Agreement has been duly executed and delivered by the Seller and is the valid and binding obligation of the Seller, enforceable in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles).

(c)

No Conflict.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, do not and will not violate, conflict with, result in a breach or termination of, or constitute a default or event of default under (or an event which with due notice or lapse of time, or both, would constitute a default or event of default under), or require a notice or consent under, or result in the creation of any lien on the Seller’s Goodwill under, or enable another party thereto to terminate, or impose any penalty or additional payment obligations or accelerate any obligations under (i) any lease, license, contract or agreement to which Seller is a party or by which Seller or the Seller’s Goodwill is bound, (ii) any judgment, order, writ, decree, ruling or injunction of any governmental official, agency, instrumentality or other authority applicable to Seller or the Seller’s Goodwill, or (iii) any statute, law, regulation or rule of any governmental agency, instrumentality or other authority applicable to Seller or the Seller’s Goodwill.

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(d)

Proceedings.  There is no action, suit or proceeding pending, and, to the best of Seller’s knowledge, there is no investigation pending or threatened or action, suit or proceeding threatened, against Seller which, if decided adversely to Seller, may (i) prevent or in any material way impair the consummation of the transactions contemplated by this Agreement, or (ii) have, individually or in the aggregate, a material adverse effect upon the Seller’s Goodwill.  To the best of Seller’s knowledge, Seller is not subject to any judicial or administrative judgment, order, writ, injunction, decree or restraint with respect to the use or right to sell and convey the Seller’s Goodwill.

5.

Representations by Purchaser.  Purchaser makes the following representations and warranties to Seller as of the Execution Date, all of which shall survive the Execution Date:

(a)

Organization and Qualification.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to execute, deliver and perform the Agreement.

(b)

Authority.  The execution, delivery and performance by Seller of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary and required corporate action of Purchaser.

(c)

Due Execution.  This Agreement has been duly executed and delivered by Purchaser and is the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (subject, as to enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles).

(d)

No Conflict.  The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby, do not and will not violate, conflict with, result in a breach or termination of, or constitute a default or event of default under (or an event which with due notice or lapse of time, or both, would constitute a default or event of default under), or require a notice or consent under, or enable another party thereto to terminate, or impose any penalty or additional payment obligations or accelerate any obligations under (i) the certificate of incorporation, as amended, of Purchaser, (ii) any lease, license, contract or agreement to which Purchaser is a party or by which Purchaser is bound, (iii) any judgment, order, writ, decree, ruling or injunction of any governmental official, agency, instrumentality or other authority applicable to Purchaser, or (iv) any statute, law, regulation or rule of any governmental agency, instrumentality or other authority applicable to Purchaser.

(e)

Proceedings.  There is no action, suit or proceeding pending, and, to the best of Purchaser’s knowledge, there is no investigation pending or threatened or action, suit or proceeding threatened, against Purchaser which, if decided adversely to Purchaser may prevent or in any material way impair the consummation of the transactions contemplated by this Agreement.

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6.

Indemnification.

(a)

Seller’s Indemnification Obligation to Purchaser.  Seller shall defend, indemnify and hold harmless Purchaser, and will reimburse Purchaser, including any affiliates, for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) (collectively, “Damages”) suffered by Purchaser, arising from or in connection with:

(i)

the failure of any representation or warranty of Seller set forth herein to be true and correct in all material respects; and

(ii)

the material breach of any covenant or other agreement on the part of Seller under this Agreement.

(b)

Purchaser’s Indemnification Obligation to Seller. Purchaser shall defend, indemnify and hold harmless Seller, and will reimburse Seller for any Damages, arising from or in connection with:

(i)

the failure of any representation or warranty of Purchaser set forth herein to be true and correct in all material respects; and

(ii)

the material breach of any covenant or other agreement on the part of Purchaser under this Agreement.

7.

Covenants.

(a)

Confidentiality.  The parties acknowledge and agree that information about the Seller’s Goodwill is confidential.  Except as required by law, or court order, the parties agree not to disclose information about Seller’s Goodwill from and after the Execution Date until the second (2nd) anniversary of the termination date of the Employment Agreement, to any third-party.  The parties may disclose such confidential information to their respective family members, the parties’ respective employees who have need to know, attorneys, accountants, or tax or financial planning agents; provided that such persons are directed to treat such confidential information confidentially and agree to the nondisclosure terms set forth herein (the “Receiving Party”).  It is acknowledged and agreed that the disclosing party will be liable for a breach by the Receiving Party of its nondisclosure obligations.

(b)

Cooperation.  Seller will cooperate and take all such steps after the Execution Date to transfer title to the Seller’s Goodwill to Purchaser.

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(c)

Release of Seller.  Notwithstanding anything to the contrary herein, Seller shall be released from any and all obligations pursuant to Sections 7(a), 7(b), 7(c) and 7(d) herein, without notice to Purchaser and without further action from Seller, upon the occurrence of an event of Default (as defined thereunder) under the Purchase Agreement or this Agreement; provided however that if the Default is in respect of a failure by Purchaser to make timely payments under the Purchase Agreement or a breach of any material obligation under this Agreement, then Seller shall only be released pursuant to this Section 7(e) upon a (i) agreement of the parties as to the occurrence of such Default or (ii) a final adjudication (after the exhaustion or expiration of all remedies and appeals) by a court of competent jurisdiction of the occurrence of such Default.  The right of Seller to the release provided herein shall be cumulative and in addition to any other rights and remedies Seller may have under the documents relating to this transaction or at law or in equity.

(d)

Injunctive Relief with Respect to Covenants; Certain Acknowledgments.  Each party hereto hereby acknowledges and agrees that the covenants, obligations and agreements obligations and agreements (i) of Seller contained in Sections 7(a), 7(b), 7(c) and 7(d), and (ii) of Purchaser contained in Section 7(a), in each case, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause (A) Purchaser and its affiliates, in the case of Section 7(f)(i), and (B) Seller and his affiliates, in the case of Section 7(f)(ii) , irreparable injury for which adequate remedies are not available at law.  Therefore, in the event of a breach or threatened breach by a party of any such covenant, obligation or agreement, such party agrees that a non-breaching party (the Seller, on one hand, and, Purchaser, on the other hand, as the case may be) shall be entitled to an immediate injunction, restraining order or such other equitable relief (without the requirement to post a bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the breaching party from breaching or attempting to breach any covenant, obligation or agreement hereunder.  In addition, the non-breaching party (the Seller, on one hand, and, Purchaser, on the other hand, as the case may be) shall be entitled to enforce all of the rights and remedies set forth in this Agreement and the other documents relating to this transaction. These injunctive remedies are cumulative and in addition to any other rights and remedies a party may have under this Agreement or any other document relating to this transaction, or at law or in equity.

(e)

Attorneys’ Fees.  If any action at law or equity is necessary to enforce the terms, conditions or covenants set forth in Section 7(a) – (f), the prevailing party shall be entitled to reasonable attorneys’ fees and actual out-of-pocket costs in addition to any other relief to which it or he may be entitled.

(f)

Blue Pencil Doctrine.  If any court of competent jurisdiction shall at any time deem any term, covenant, obligation or condition of Section 7 not be enforceable, the other terms, covenants, obligations and conditions of Section 7 shall nevertheless remain in effect and the unenforceable term, covenant, obligation or condition shall be deemed to have been amended so that the same shall be enforceable.

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(i)

Acceleration of Vesting.  At any time after the Execution Date hereof, the Purchaser hereby agrees that any and all restricted shares issued as part of the Purchase Price and shares underlying the Option issued as part of the Purchase Price which have not yet vested shall be accelerated and become immediately vested without notice to Purchaser and without further action from Seller upon (A) Seller’s death; (B) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (C) the occurrence of a Change In Control of Blue Earth; or (D) the consummation of an initial public offering of the Company.  For purposes of this Agreement, the term “Change In Control” shall mean any consolidation or merger of Blue Earth in which the Purchaser is not the continuing or surviving corporation, other than a consolidation or merger of the Purchaser in which the then current shareholders of Blue Earth at the time of the Merger shall hold more than 50% of the Common Stock of the surviving corporation.

8.

Tax Position.  Neither party will take a position for federal, state or local tax purposes that is not fully consistent with this Agreement.  Purchaser and Seller agree to file Form 8594, if required, using the amounts set forth herein.

9.

Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws.  Any dispute arising out of or relating to this Agreement and the transactions contemplated hereby and thereby may be brought in the courts of the State of Nevada located within Clark County, or, if a party has or can acquire jurisdiction, in the United States District Court for Las Vegas, Nevada, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect thereof shall be heard and determined only in any such court and agrees not to bring any action, proceeding, or other suit arising out of or relating to this Agreement in any other court.

10.

Notices.  Any notice given hereunder shall be deemed sufficient if in writing and shall be deemed to have been given or made: (a) if by personal delivery, immediately upon delivery; (b) if by certified mail, return receipt requested, the third business day after delivery to the U.S. Postal Service; (c) if by facsimile transmission (with confirmation thereof), one business day after transmission; or (d) if by Federal Express, Express Mail, or any nationally recognized overnight courier service, two business days after delivery to the overnight courier service, in each case addressed as follows (or to such other address, facsimile number, or person as a party may designate by notice as required under this Section to the other parties):

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If to Purchaser:	Blue Earth, Inc. 2298 Horizon Ridge Parkway, Suite 205 Henderson, Nevada 89052 Attn: Johnny R. Thomas, CEO
With a copy to:	Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, New York 10158 Attn.: Elliot H. Lutzker E-Mail: ehl@dhclegal.com Facsimile: (212) 286-1884
If to Seller:	Donald R. Kendall, Jr. c/o Kenmont Solutions Capital GP, LLC 711 Louisiana, Suite 1750 Pennzoil Building, South Tower Houston, Texas 77002
With a copy to:	Locke Lord LLP 600 Travis, Suite 2800 Houston, Texas 77002 Attn: Gregory C. Hill Fax No.: (713) 229-2636

11.

Counterparts; Facsimile or Email Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile or email, and the exchange of copies of this Agreement and of signature pages by facsimile transmission or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

12.

Construction.  Should any of the provisions of this Agreement or any agreement executed in connection herewith require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that any provisions shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that both parties and their respective agents have participated in the preparation of this Agreement.

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13.

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement, except as otherwise provided herein.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

PURCHASER:

BLUE EARTH, INC.

/s/  Johnny R. Thomas

By:  Johnny R. Thomas

Title:  Chief Executive Officer

/s/  Donald R. Kendall, Jr.

      Donald R. Kendall, Jr.

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EXHIBIT A

LOCK-UP/LEAK-OUT AGREEMENT

LOCK-UP/LEAK-OUT AGREEMENT (the “Lock-Up Agreement”) dated as of January 31, 2014 (the “Closing Date”), by and between Donald R. Kendall, Jr. (the “Seller”) and Blue Earth, Inc., a Nevada corporation (“BE”).

W I T N E S S E T H:

WHEREAS, BE, Kenmont Solutions Capital GP, LLC (“Kenmont”), and the Seller have entered into an Equity Exchange Agreement, dated as of January 31, 2014 (the “Exchange Agreement”) pursuant to which BE will acquire 100% of the equity interests of Kenmont (the “Membership Interests”) from the Seller;

WHEREAS, in exchange for the Membership Interests, BE will: (i) issue to the Seller 25,000 shares of restricted common stock of BE (the “Consideration Shares”) and (ii) enter into a Sale of Goodwill Agreement (“Goodwill Agreement”) pursuant to which it will issue to Seller 1,725,000 Consideration Shares, subject to the respective terms of the such agreements; and

WHEREAS, pursuant to the terms of the Exchange Agreement and the Goodwill Agreement, the Seller shall not sell, transfer or otherwise dispose of the Consideration Shares (hereinafter, the “BE Shares”), except as set forth in this Lock-Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

SECTION 1.

(a)

The resale of the BE Shares shall be according to the following schedule:  Beginning on the closing of the Exchange Agreement (the “Closing Date”) and for eighteen (18) months thereafter, Seller may not sell any BE Shares (the “Initial Lock-Up Period”).  For the period commencing on the expiration of the Initial Lock-Up Period and for the period twelve (12) months thereafter (the “Second Lock-Up Period”) an amount equal to 20,000 BE Shares per calendar month on a non-cumulative basis. Following the expiration of the Second Lock-Up Period, except as set forth in this Section 1, there shall be no restriction or limitations on the sale of BE Shares (other than restrictions generally imposed on the resale of common stock of BE, including under applicable law or the rules and regulations of the markets and/or exchanges on which the common stock of BE is traded or exchanged).

(b)

All sales of BE Shares shall be by means of “in-the-market” transactions.  “In the market” shall mean a sale made on the OTC Bulletin Board, or any subsequent primary trading market, or customary trading channels on which the common stock of BE is exchanged.

1

(c)

Notwithstanding the foregoing, BE may, at the Seller’s request, and at BE’s sole discretion, release all or any number of BE Shares from the terms of this Lock-Up Agreement.  BE shall determine when daily trading volumes and prices reasonably permit sales of BE Shares by Seller.

(d)

BE represents, warrants and covenants that BE will remove the restrictive legend on the BE Shares certificate within seventy-two (72) hours of receipt of a request from Seller or Seller's representative so long as BE determines that such removal is in compliance with applicable securities laws.

(e)

Notwithstanding the foregoing, BE Shares may be included in a secondary offering registration statement which offers shares of BE for sale to the public, provided Investment Bankers and management of BE agree that inclusion of such Shares would not be adverse to the funding opportunity for BE.

(f)

The Seller acknowledges that his breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to BE for which remedies at law would be inadequate.  The Seller further acknowledges that the provisions set forth herein are essential terms and conditions of this Lock-Up Agreement, the Exchange Agreement, and the other agreements referenced therein.  The Seller therefore agrees that BE shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions.  Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Seller and BE hereby consents to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of Nevada.  This remedy shall be in addition to all other remedies available to BE at law or equity.  If any portion of this Section 1 is adjudicated to be invalid or unenforceable, this Section 1 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 1 in the jurisdiction in which such adjudication is made.

(g)

BE Shares shall not at any time, including after the Second Lock-Up Period, be used to cover “short” sales of the common stock of BE.

(h)

Notwithstanding the foregoing, there shall be no restriction on Seller’s ability to transfer the Consideration Shares to family members, affiliates, trusts or similar transactions for estate planning purposes.

SECTION 2.

Subject to Section 5 hereunder, this Lock-Up Agreement shall inure to the benefit of and be binding upon BE, its successors and assigns, and upon the Seller, his heirs, executors, administrators, legatees and legal representatives.

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SECTION 3.

Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

SECTION 4.

This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.  The venue of any legal proceeding shall be the County of Clark, State of Nevada.

SECTION 5.

This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignments in violation thereof shall be null and void.

(a)

All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

(i)

If to the Seller to:

Donald R. Kendall, Jr.

711 Louisiana, Suite 1750

Pennzoil Building, South Tower

Houston, Texas 77002

With a copy to:

Locke Lord LLP

600 Travis, Suite 2800

Houston, Texas 77002

Attn:  Gregory C. Hill

Telecopier No.: (713) 229-2636

(ii)

If to BE to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 207

Henderson, NV 89052

Attention:  Johnny R. Thomas, CEO

Telecopier No.:  (702) 263-1823

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With a copy to:

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, NY 10158

Attention:  Elliot H. Lutzker, Esq.

Telecopier No.: (212) 286-1884

(b)

Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after date of mailing thereof.  Other notices shall be deemed given on the date of receipt.  Any party hereto may change the address specified herein by written notice to the other parties hereto.

SECTION 6.

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

SECTION 7.

This Lock-Up Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

BLUE EARTH, INC.

By:  /s/ Johnny R. Thomas

Johnny R. Thomas

CEO

/s/ Donald R. Kendall, Jr.

DONALD R. KENDALL, JR.

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EXHIBIT B

BLUE EARTH, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of January 31, 2014 (the “Grant Date”), is between Blue Earth, Inc., a Nevada corporation (the “Company”), and Donald R. Kendall, Jr., an individual with an address at 711 Louisiana, Suite 1750, Pennzoil Building, South Tower, Houston, Texas 77002 (the “Optionee”), the president and chief executive officer of Kenmont Solutions Capital GP, LLC, a wholly owned subsidiary of the Company (“Kenmont”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 (“Common Shares”).

WHEREAS, the Option for 200,000 of the Common Shares granted hereunder are in consideration of the non-competition and other restrictive covenants of the Optionee set forth in his employment agreement dated as of the date hereof, and the Option for the remaining 1,200,000 Common Shares are in the form of compensation.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ONE MILLION FOUR-HUNDRED THOUSAND (1,400,000) Common Shares.  The Option is in all respects limited and conditioned as hereinafter provided, and is not being granted under the Company’s 2009 Equity Incentive Plan.   The Option granted hereunder is intended to be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

Exercise Price.  The exercise price of the Common Shares covered by this Option shall be $2.00 per share.  It is the determination of the committee (the “Committee”) or the entire Board Of Directors that on the date when the terms of this Option Agreement were agreed to (which was December 4, 2013) the exercise price was not less than the greater of (i) 100% of the “Fair Market Value” of a Common Share, or (ii) the par value of a Common Share.

3.

Term.  Unless earlier terminated this Option Agreement shall expire on the ten year anniversary of the Grant Date (the “Expiration Date”).  This Option shall not be exercisable on or after the Expiration Date.

4.

Exercise of Option.  The Option shall vest according to the terms and conditions of Schedule A attached hereto, provided that Optionee remains continuously employed as a key employee of the Company or of its subsidiaries from the date hereof through the applicable vesting date:

In the event that Optionee’s employment with the Company is terminated due to (i) death, (ii) Disability, (iii) non-renewal of the Employment Agreement between the Company and Optionee dated January 31, 2014; (iv) by the Company without Cause, or (v) by Optionee for Good Reason (with each of “Disability”, “Cause” and “Good Reason” having the definitions provided in the Employment Agreement, Optionee shall have up to ninety (90) days from the termination date to exercise all options vested as of the termination date.

Notwithstanding the foregoing, in the event the Optionee (or his estate) does not timely exercise the Option prior to the termination date and the fair market value of the underlying Common Share is greater than the exercise price, then such Option shall automatically be deemed exercised (on a cashless basis) to the extent vested on the ninetieth (90th) day following the termination date.  In the event the Optionee’s employment with the Company is terminated by Optionee without Good Reason (as defined in the Employment Agreement) the Option shall be immediately forfeited by Optionee.  The Committee may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable.  Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.

Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office.  The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a)

in cash, or by certified check, bank draft, or postal or express money order;

(b)

through the delivery of Common Shares previously acquired by the Optionee;

(c)

by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option;

(d)

in Common Shares newly acquired by the Optionee upon exercise of the Option; or

(e)

in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with Common Shares, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Shares surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Shares.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option.  In the event the Option is exercised by any person after the death or disability (as determined in accordance with Section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Common Shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon exercise of the Option, Optionee shall be responsible for all employment and income taxes then or thereafter due (whether Federal, State or local), and if the Optionee does not remit to the Company sufficient cash (or, with the consent of the Committee, Common Shares) to satisfy all applicable withholding requirements, the Company shall be entitled to satisfy any withholding requirements for any such tax by disposing of Common Shares at exercise, withholding cash from Optionee’s salary or other compensation or such other means as the Committee considers appropriate to the fullest extent permitted by applicable law.  Nothing in the preceding sentence shall impair or limit the Company’s rights with respect to satisfying withholding obligations.

6.

Non-Transferability of Option.  This Option may be assigned or transferred, in whole or in part, by the Optionee to a trust or family limited partnership and by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.  The foregoing notwithstanding, the Option may be transferred without consideration to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships (a “Permitted Transferee”), (ii) a trust in which Permitted Transferees have more than 50% of the beneficial interest, (iii) a foundation in which Permitted Transferees (or the Optionee) control the management of assets, and (iv) any other entity in which Permitted Transferees (or the Optionee) own more than 50% of the voting interests.

7.

Termination of Employment. If the Optionee's employment with the Company and all of its subsidiaries is terminated for any reason (other than death or disability) prior to the Expiration Date, then this Option may be exercised by Optionee, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, at any time prior to the earlier of (i) the Expiration Date, or (ii) three months after such termination of employment. Any part of the Option that was not exercisable immediately before the termination of Optionee's employment shall terminate at that time.

8.

Disability.  If the Optionee becomes disabled (as determined in accordance with section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such disability, then this Option may be exercised by the Optionee or by the Optionee’s legal representative, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of such termination of employment at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of employment.  Any part of the Option that was not exercisable immediately before the Optionee’s termination of employment shall terminate at that time.

9.

Death.  If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee’s employment is terminated for any reason (as described in Paragraphs 7 and 8) and the Optionee dies following his or her termination of employment but prior to the earliest of (i) the Expiration Date, or (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Optionee), then this Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, to the extent of the number of Common Shares with respect to which the Optionee could have exercised it on the date of his or her death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death.  Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

10.

Securities Matters.

(a)

If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Common Shares hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.  The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.  The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option.  During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b)

The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the Common Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for Common Shares delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Shares or otherwise.  The Optionee specifically understands and agrees that the Common Shares, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c)

The Optionee shall have no rights as a shareholder with respect to any Common Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such Common Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11.

Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Options granted thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Nonqualified Stock Option Agreement as of the date first listed above.

BLUE EARTH, INC.

By:  /s/ Johnny R. Thomas

Name: Johnny R. Thomas

Title: CEO

/s/  Donald R. Kendall, Jr.

Optionee: Donald R. Kendall, Jr.

 BLUE EARTH, INC.

Notice of Exercise of Nonqualified Stock Option

I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement dated as of January 31, 2014, by, Blue Earth Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:

  _______

Purchase price per Share:

$_______

Total purchase price:

$_______

A.

Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $__________ in full/partial [circle one] payment for such Shares;

and/or

B.

Enclosed is/are           Share(s) with a total fair market value of $           on the date hereof in full/partial [circle one] payment for such Shares;

and/or

C.

I have provided notice to                         [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares.  [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]

and/or

___

D.

I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:  ____________________________; and sent to _____________________________________________.

DATED: ___________, 20__

_______________________________

Optionee’s Signature

SCHEDULE A

Vesting Schedule

(1)

Time Vesting.  An aggregate of 1,200,000 Common Shares under this Option shall vest at the end of each of eight (8) three-month periods in 150,000 share increments commencing upon the third month anniversary date of this employment agreement.  The remaining 200,000 Common Shares issuable under this Option are being granted pursuant to the Sale of Goodwill Agreement dated the date hereof and are fully vested and immediately exercisable.

(2)

Accelerate vesting based upon performance.  Upon the Company achieving each performance criteria set forth herein share vesting of the "last unvested group of options" shall accelerate and they will be immediately exercisable.  The intent is for the time vesting to continue vesting the early ones and the success vesting would vest the last, so that achieving all the success goals could vest them all much earlier.

(a)

early vesting of one quarter's 150,000 options upon closing of a qualified funding of BE corporate (equity or debt) of $30M.

(b)

early vesting of one quarter's 150,000 options upon closing of a qualified funding of BE EE &Technology (equity or debt) of $12M.

(c)

early vesting of one quarter's 150,000 options upon closing of a qualified funding of BE CHP projects (equity or debt) of $30M.

(d)

early vesting of one quarter's 150,000 options upon closing of a qualified BE Capital fund for a managed fund or an acquisition fund of $25M.

(e)

early vesting of one quarter's 150,000 options upon closing of a qualified acquisition or joint venture.

(f)

early vesting of one quarter's 150,000 options upon closing of a qualified BE Solar project fund of $30M.

Each of the above vesting criteria is quantitative and even multiples of those dollars amounts would vest a like number of options. Meaning that if the EE & Technology success is $24M then two quarters of options would vest.

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